SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     DATE OF EVENT REPORTED: MARCH 27, 2000


                         Integrated Food Resources, Inc.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)


       State of Nevada                    0-25109               93-1255001
-------------------------------       -----------------     --------------------
(State or other jurisdiction of       (Commission File      (I.R.S. Employer
incorporation or organization)                  Number)      Identification No.)


                 6700 S.W. Sandburg Street, Tigard, Oregon 97223
                 -----------------------------------------------
                    (Address of Principal Executive Offices)


                                  503-598-4375
                            ------------------------
                            (Issuer's Telephone No.)

ITEM 5:  OTHER EVENTS

         Effective March 27, 2000, the Company's wholly-owned subsidiary, Integrated Food Finance Corp. (IFFC ) and CDC Financial Products, Inc. (CDC) executed a Note Agreement, a Note and an Escrow Agreement in connection with the purchase by CDC from IFFC of its 7.7% Senior Note in the face amount of $201,700,039. This transaction will close subject to the satisfaction of all conditions and provisions of the Escrow Agreement. It is anticipated by all parties that the funds will be disbursed out of escrow within the next 10 business days.

         Statements in this report which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These potential risks and uncertainties could cause actual results to differ from those contained in this report and include, without limitation, the ability of the Company and the other parties to the transaction to satisfy the conditions and provisions of the escrow agreement, the effects of government regulation, its dependence on a limited number of enterprise customers and limited relationships with buyers and sellers. These and other risk factors are described in detail the Company's filings with the Securities and Exchange Commission.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Integrated Food Resources, Inc.

Date: March 27, 2000                                By /s/ Alain de la Motte
                                                       ---------------------
                                                           Alain de la Motte
                                                            Chairman and CEO